Exhibit 99.1

Company Contact:	Tom Hansen / Chief Executive Officer
972-559-2300

Heelys Announces New COO/CFO

(Dallas, TX)  Craig D. Storey has joined Heelys as Chief Operating Officer/Chief Financial Officer effective today.  Storey was, most recently, CEO/CFO for Ft. Collins, Colorado based Sprig Toys.  Prior to that he was with Radica Games, a Hong Kong based toy and gaming company with offices in Dallas, which is now part of Mattel, for twelve years.

“We are excited to have Craig join the Heelys’ team. Craig brings a wealth of relevant target, channel and business experience to Heelys.  He’s clearly demonstrated leadership skills as both a CEO and CFO.  In addition, he’s managed extensive operations, dealt with retailers, and has experience in licensing, acquisitions and logistics.  He has also lived and worked in Hong Kong for three years and has firsthand knowledge of a part of the world that’s critical to Heelys growth and profitability,” said Tom Hansen, Heelys’ CEO.

Storey will manage all financial, legal, IT and operational aspects of Heelys’ business.  He will focus on continuing the company’s drive to become more innovative and efficient as well as extending its reach across Europe, Asia and Latin America.

“When Tom explained his strategic and cultural vision for Heelys, I jumped at the chance to be a part of the team.  I look forward to the opportunity to help lead the company through this new phase of innovation and growth,” said Storey.

“Craig’s background, energy level and drive are perfect for the new culture and our mission here at Heelys,” said Hansen.  “We’re excited to have him and we’re certain that he will have an immediate and positive impact here.”

About Heelys, Inc.

Heelys, Inc. designs, markets and distributes innovative, action sports-inspired products under the HEELYS(R) brand targeted to the youth market. The Company’s primary product, HEELYS-wheeled footwear, is patented dual-purpose footwear that incorporates a stealth, removable wheel in the heel. HEELYS-wheeled footwear allows the user to seamlessly transition from walking or running to rolling by shifting weight to the heel. Users can transform HEELYS-wheeled footwear into street footwear by removing the wheel. HEELYS-wheeled footwear provides users with a unique combination of fun and style that differentiates it from other footwear and wheeled sports products.

Forward Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of Heelys are “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including in particular, statements regarding our guidance, outlook for future events, financial performance, customer demand, growth and profitability. In some cases, you can identify forward-looking statements by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon, similar expressions, or discussions of strategy.  All forward-looking statements are based upon management’s current expectations and various assumptions, but they are inherently uncertain, and Heelys may not realize its expectations and the underlying assumptions may not prove correct.  Heelys’ actual results and the timing of events could differ materially from those described in or implied by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the fact that substantially all of Heelys’ net sales are generated by one product, Heelys’ intellectual property may not restrict competing products that infringe on its patents from being sold, continued changes in fashion trends and consumer preferences and general economic conditions, Heelys’ dependence on independent manufacturers, Heelys may not be able to successfully introduce new product categories, and additional factors which are detailed in Heelys’ filings with the Securities and Exchange Commission, including the Risk Factors contained in Heelys’ Annual Report on Form 10-K.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and Heelys undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.